Exhibit 99.2

EXCO Resources, Inc.

Pro forma financial information and footnotes

as of and for the nine months ended September 30, 2009

and the year ended December 31, 2008

EXCO Resources, Inc., or EXCO, a Texas corporation, is an independent oil and natural gas company engaged in the exploration, development and exploitation of onshore properties located in the continental United States. In addition to our oil and natural gas producing operations, as of August 14, 2009, we hold a 50% equity interest in a midstream joint venture, which owns and operates pipeline and gathering systems in East Texas and North Louisiana. Our oil and natural gas assets in East Texas and North Louisiana are owned by our subsidiary, EXCO Operating Company, LP and its subsidiaries and together they are collectively referred to as EXCO Operating. Our operations are focused in key North American oil and natural gas areas including East Texas/North Louisiana, Appalachia and West Texas.

Unless the context requires otherwise, references to “we,” “us,” and “our” are to EXCO.

On November 10, 2009, EXCO completed the sale of all of its remaining Mid-Continent oil and natural gas properties and related assets to Sheridan Holdings, LLC, or Sheridan, for net cash proceeds of $537.5 million, including proceeds from execution of preferential rights, or the Sheridan Transaction, after preliminary closing adjustments. The properties sold include approximately 1,375 producing wells in the Mocane Laverne and Golden Trend fields in Oklahoma.

On August 11, 2009, EXCO completed the sale of oil and natural gas properties and related assets to Encore Operating, L.P., or Encore, pursuant to two separate purchase and sale agreements for aggregate cash proceeds of approximately $356.5 million, including closing adjustments. The oil and natural gas properties sold included (i) all of EXCO’s interests in its Gladewater area and Overton field in Gregg, Upshur and Smith counties in East Texas, or the East Texas Properties, and (ii) certain oil and natural gas properties in the Mid-Continent region of Oklahoma, Kansas and the Texas Panhandle, or the Mid-Continent Sale, collectively the Encore Transactions.

On August 14, 2009, EXCO also closed two separate transactions with BG Group, plc, or BG Group, involving the sale of an undivided 50% interest in an area of mutual interest, or AMI, in certain oil and natural gas properties in East Texas and North Louisiana, or the BG Upstream Transaction, and a 50% interest in certain of its midstream operations, or the BG Midstream Transaction, for approximately $996.2 million, including closing adjustments, also located in East Texas and North Louisiana.

BG Upstream Transaction

Pursuant to the terms of the BG Upstream Transaction, EXCO sold an undivided 50% interest in its producing and non-producing assets in the AMI, which encompassed most of EXCO’s holdings in East Texas and North Louisiana, excluding the Vernon Field in Jackson Parish, Louisiana, the Redland Field in Bossier and Webster Parishes, Louisiana and the Gladewater area and Overton field in East Texas. EXCO will serve as operator of the BG Upstream Transaction. Consideration for the sale included cash at closing of approximately $727.0 million, including closing adjustments.

In addition to the cash received at closing, under provisions of the Joint Development Agreement, or JDA, BG Group will fund $400.0 million of capital costs of the Haynesville/Bossier shale development attributable to EXCO’s 50% interest. Such funding will be based on payment by BG Group of 75% of EXCO’s share of drilling and completion costs of each qualified deep rights well, as defined in the JDA, until the $400.0 million commitment has been satisfied. EXCO will fund the remaining 25% of its share, representing 12.5% of total deep rights drilling and completion costs. EXCO and BG Group will each receive their 50% share of revenues and pay their 50% share of operating costs from production. In addition, EXCO and BG Group will share equally in future leasehold and asset acquisition opportunities within the AMI.

BG Midstream Transaction

In conjunction with the BG Midstream Transaction, EXCO contributed its TGG Pipeline, Ltd., or TGG, and Talco Midstream Assets, Ltd., or Talco, subsidiaries to TGGT Holdings, LLC, or TGGT, a newly formed entity, in exchange for membership units in TGGT. On August 14, 2009, EXCO sold 50% of its membership units in TGGT to BG US Gathering Company, LLC, or BG Gathering, for cash consideration of approximately $269.2 million, including closing adjustments. TGGT will operate as a 50/50 joint venture with neither EXCO nor BG Gathering having control over the management of, or a controlling beneficial economic interest in, the operations of TGGT. EXCO will use the equity method of accounting to account for its investment in TGGT.

Unaudited pro forma financial information

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to be indicative of the combined results of operations that would have actually occurred had the above described transactions occurred on the indicated dates or that may be achieved in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with EXCO’s Form 10-K for the year ended December 31, 2008, filed on February 26, 2009, and Form 10-Q for the nine months ended September 30, 2009, filed on November 4, 2009. Management believes that the assumptions used in these unaudited pro forma financial statements provide a reasonable basis for presenting the effect of these transactions.

Pro forma balance sheet

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2009 is based on the historical unaudited condensed consolidated balance sheet of EXCO as of September 30, 2009. The pro forma condensed consolidated balance sheet gives effect to the Sheridan Transaction and related adjustments as if it had occurred on September 30, 2009. The historical financial information column for EXCO as of September 30, 2009 reflects the Encore Transactions and the BG Upstream Transaction and the BG Midstream Transaction.

EXCO Resources, Inc.

Unaudited pro forma consolidated balance sheet

As of September 30, 2009

	Historical	Pro forma adjustments		Pro forma
(in thousands)	EXCO Resources, Inc.	Sheridan Transaction		EXCO Resources, Inc.
Assets
Current assets:
Cash and cash equivalents	$55,681	$537,534	(a)	$178,215
		(415,000	) (c)

Restricted cash	69,983			69,983
Accounts receivable	81,971	—		81,971
Derivative financial instruments	203,641	—		203,641
Inventory	28,864	(3,560	) (a)	25,304
Other current assets	8,578	—		8,578

Total current assets	448,718	118,974		567,692

Equity investment in TGGT Holdings, LLC	216,631	—		216,631
Oil and natural gas properties (full cost accounting method):
Unproved oil and natural gas properties	246,272	(2,552	) (a)	243,720
Proved oil and natural gas properties	2,200,915	(257,776	) (a)	1,943,139
Accumulated depletion	(1,103,901)	—		(1,103,901)

Oil and natural gas properties, net	1,343,286	(260,328)		1,082,958

Gas gathering assets	188,648	—		188,648
Accumulated depreciation and amortization	(21,885)	—		(21,885)

Gas gathering assets, net	166,763	—		166,763

Office and field equipment, net	30,390	(435	) (a)	29,955
Derivative financial instruments	85,943	—		85,943
Deferred financing costs, net	12,356	(2,346	) (d)	10,010
Goodwill	324,756	(54,300	) (b)	270,456
Other assets	2,653	—		2,653

Total assets	$2,631,496	$(198,435)		$2,433,061

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$166,408	$ (892	) (a)	$165,516
Derivative financial instruments	13,772	—		13,772
Other current liabilities	1,078	(16	) (a)	1,062

Total current liabilities	181,258	(908)		180,350
Long-term debt, net of current maturities	1,689,277	(415,000	) (c)	1,274,277
Asset retirement obligations and other long-term liabilities	116,251	(19,038	) (a)	97,213
Derivative financial instruments	24,386	—		24,386
Deferred income taxes	8,661	(1,448	) (b)	7,213
Common stock	212	—		212
Paid-in capital	3,088,200	—		3,088,200
Accumulated earnings (deficit)	(2,476,749)	293,157	(a)	(2,238,790)
		(2,346	) (d)
		(52,852	) (b)

Total shareholders’ equity	611,663	237,959		849,622

Total liabilities and shareholders’ equity	$2,631,496	$(198,435)		$2,433,061

See accompanying notes.

EXCO Resources, Inc.

Notes to pro forma condensed consolidated balance sheet

As of September 30, 2009

(Unaudited)

(a)	Pro forma adjustment to reflect closing of the Sheridan Transaction for aggregate cash sales proceeds of $537.5 million, including proceeds from execution of preferential rights, after preliminary closing adjustments. As set forth in the table below, the pro forma adjustment reflects receipt of cash sales proceeds, assumption of asset retirement obligations and other liabilities, elimination of proved and unproved oil and natural gas properties, allocation of proceeds attributable to inventories and field equipment and recognition of gain on sale, before adjustment for elimination of goodwill. Although full cost rules generally do not provide for gain or loss recognition in connection with the sale, abandonment or other disposition of oil and natural gas properties, such rules do provide for such recognition if failure to recognize gain or loss would result in a significant alteration in the post transaction depletion rate. EXCO has concluded that, absent gain recognition on the Sheridan Transaction, a significant alteration in its depletion rate would result and, accordingly, has recognized gain on this sale transaction.

(in thousands)
Cash proceeds from sale of oil and natural gas properties to Sheridan Holdings	$537,534
Asset retirement obligations and other liabilities assumed by buyer	19,946

Total proceeds	557,480
Carrying value of unproved properties	(2,552)
Carrying value of inventory sold	(3,560)
Carrying value of other fixed assets	(435)
Allocated capitalized costs attributable to sold properties	(257,776)

Gain on sale of proved properties (before elimination of goodwill)	$293,157

(b)	Pro forma adjustment to eliminate goodwill attributable to oil and natural gas properties and related assets sold in the Sheridan Transaction based on the relative fair values of the assets sold to estimated total fair value of EXCO’s oil and natural gas properties as of September 30, 2009. In addition, deferred income taxes attributable to the tax basis of temporary goodwill have been proportionately reduced.

(c)	Pro forma adjustment reflecting use of a portion of sales proceeds from the Sheridan Transaction to reduce the outstanding balance of the EXCO Resources credit agreement.

(d)	Pro forma adjustment to write-off deferred financing costs associated with borrowing base reductions to the EXCO Resources credit agreement arising from the Sheridan Transaction.

Pro forma statements of operations

The following unaudited condensed consolidated pro forma financial information presents statements of operations for the year ended December 31, 2008 and the nine months ended September 30, 2009 and is based on the audited consolidated financial statements for EXCO for the year ended December 31, 2008, the unaudited condensed consolidated financial statements for the nine months ended September 30, 2009 and the unaudited internal revenues and direct operating costs with respect to the oil and natural gas properties included in the Sheridan Transaction, the Encore Transactions, the BG Upstream Transaction and the midstream operations of TGG and Talco, included in the BG Midstream Transaction, for the year ended December 31, 2008 and for the nine months ended September 30, 2009. The pro forma financial information gives effect to the Sheridan Transaction, the Encore Transactions, the BG Upstream Transaction and the BG Midstream Transaction as if each had occurred on January 1, 2008.

EXCO Resources, Inc

Unaudited pro forma consolidated statement of operations

Year ended December 31, 2008

	Historical	Pro forma adjustments
	EXCO Resources, Inc. consolidated	Encore Transactions and BG Upstream Transaction		BG Midstream Transaction		Subtotal before Sheridan Transaction	Sheridan Transaction		Pro forma EXCO Resources, Inc. consolidated
(in thousands, except per share data)
Revenues:
Oil and natural gas	$1,404,826	$(338,988	) (a)	$—	(g)	$1,065,838	$(163,395	) (i)	$902,443
Midstream	85,432	—		(85,432	) (g)	—	—		—
Other operating income	—	—		—		—	—		—

Total revenues	1,490,258	(338,988)		(85,432)		1,065,838	(163,395)		902,443

Costs and expenses:
Oil and natural gas production	238,071	(62,782	) (a)	—		175,289	(32,191	) (i)	143,098
Midstream operating expenses	82,797	—		(82,797	) (g)	—	—		—
Gathering and transportation	14,206	(3,164	) (a)	345	(g)	11,387	—		11,387
Depreciation, depletion and amortization	460,314	(117,434	) (b)	(7,132	) (g)	335,748	(57,748	) (b)	278,000

Write-down of oil and natural gas properties	2,815,835	(485,537	) (c)	—		2,330,298	(203,225	) (j)	2,127,073
Accretion of discount on asset retirement obligations	6,703	(918	) (d)	—		5,785	(1,015	) (k)	4,770
General and administrative	87,568	—		—		87,568	—		87,568

Total costs and expenses	3,705,494	(669,835)		(89,584)		2,946,075	(294,179)		2,651,896

Operating income (loss)	(2,215,236)	330,847		4,152		(1,880,237)	130,784		(1,749,453)

Other income (expense):
Interest expense	(161,638)	63,009	(e)	6,547	(h)	(92,082)	18,676	(l)	(73,406)

Gain on derivative financial instruments	384,389	—		—		384,389	—		384,389
Equity in income of TGGT Holdings, LLC	—	—		6,529	(g)	6,529	—		6,529
Interest and other income	3,981	—		4,922	(g)	8,903	—		8,903

Total other income (expense)	226,732	63,009		17,998		307,739	18,676		326,415

Income (loss) before income taxes	(1,988,504)	393,856		22,150		(1,572,498)	149,460		(1,423,038)
Income tax expense (benefit)	(255,033)	(1,180	) (f)	—		(256,213)	(613	) (f)	(256,826)

Net income (loss)	(1,733,471)	395,036		22,150		(1,316,285)	150,073		(1,166,212)
Preferred stock dividends	(76,997)	—		—		(76,997)	—		(76,997)

Net income (loss) available to common shareholders	$(1,810,468)	$395,036		$22,150		$(1,393,282)	$150,073		$(1,243,209)

Basic net loss per common share	$(11.81)								$(8.11)

Diluted net loss per common share	$(11.81)								$(8.11)

Weighted average shares outstanding, basic	153,346								153,346

Weighted average shares outstanding, diluted	153,346								153,346

See accompanying notes.

EXCO Resources, Inc

Unaudited pro forma consolidated statement of operations

Nine months ended September 30, 2009

	Historical	Pro forma adjustments
	EXCO Resources, Inc. consolidated	Encore Transactions and BG Upstream Transaction		BG Midstream Transaction		Subtotal before Sheridan Transaction	Sheridan Transaction		Pro forma EXCO Resources, Inc. consolidated
(in thousands, except per share data)
Revenues:
Oil and natural gas	$443,953	$(105,265	) (m)	$—	(s)	$338,688	$(55,104	) (u)	$283,584
Midstream	35,330	—		(35,330	) (s)	—	—		—
Other operating income	—	—		—		—	—		—

Total revenues	479,283	(105,265)		(35,330)		338,688	(55,104)		283,584

Costs and expenses:
Oil and natural gas production	144,538	(33,101	) (m)			111,437	(17,063	) (u)	94,374
Midstream operating expenses	35,580	—		(35,580	) (s)	—	—		—
Gathering and transportation	12,880	(2,148	) (m)	3,140	(s)	13,872	—		13,872
Depreciation, depletion and amortization	187,682	(39,767	) (n)	(5,404	) (s)	142,511	(22,545	) (n)	119,966

Write-down of oil and natural gas properties	1,293,579	(302,430	) (o)	—		991,149	(124,403	) (v)	866,746
Gain on divestitures	(460,626)					(460,626)			(460,626)
Accretion of discount on asset retirement obligations	5,856	(733	) (p)	—		5,123	(806	) (w)	4,317
General and administrative	64,682	—		—		64,682	—		64,682

Total costs and expenses	1,284,171	(378,179)		(37,844)		868,148	(164,817)		703,331

Operating income (loss)	(804,888)	272,914		2,514		(529,460)	109,713		(419,747)

Other income (expense):
Interest expense	(129,760)	73,085	(q)	2,882	(t)	(53,793)	8,698	(x)	(45,095)

Gain on derivative financial instruments	204,885	—		—		204,885	—		204,885
Equity in income of TGGT Holdings, LLC	(426)	—		3,958	(s)	3,532	—		3,532
Interest and other income	(7,895)	—		—		(7,895)	—		(7,895)

Total other income	66,804	73,085		6,840		146,729	8,698		155,427

Income (loss) before income taxes	(738,084)	345,999		9,354		(382,731)	118,411		(264,320)
Income tax expense (benefit)	189	1,998	(r)	—		2,187	(367	) (r)	1,820

Net income (loss) available to common shareholders	$(738,273)	$344,001		$9,354		$(384,918)	$118,778		$(266,140)

Pro forma basic net loss per common share	$(3.50)								$(1.26)

Pro forma diluted net loss per common share	$(3.50)								$(1.26)

Weighted average shares outstanding, basic	211,118								211,118

Weighted average shares outstanding, diluted	211,118								211,118

See accompanying notes.

EXCO Resources, Inc.

Notes to pro forma condensed consolidated statements of operations

Year ended December 31, 2008 and

Nine Months Ended September 30, 2009

(Unaudited)

(a)	Pro forma adjustment to eliminate oil and natural gas revenues and direct operating costs for the year ended December 31, 2008 with respect to the oil and natural gas properties sold in the Encore Transactions and the BG Upstream Transaction.

(b)	Pro forma entry to adjust depreciation, depletion and amortization for the year ended December 31, 2008 to reflect the sale of oil and natural gas properties included in the Encore Transactions, the BG Upstream Transaction and the Sheridan Transaction as if each sale had occurred on January 1, 2008. The pro forma amortization appropriately reflects a proportionate reduction in capitalized costs resulting from the divestiture transactions and the impact of full cost ceiling test write-downs in the write-down period.

(amounts in thousands, except rate amounts)	Nine months ended September 30, 2008		Three months ended December 31, 2008
Amortizable pro forma full cost pool	$4,154,473		$3,049,541	(1)

Pro forma proved reserves at beginning of period	1,390,149	(2)	1,320,971	(2)

Pro forma amortization rate per Mcfe	$2.989		$2.309
Pro forma production for applicable periods	69,177	(3)	23,232	(3)

Pro forma full cost period amortization for applicable periods	$206,770		$53,643

Total pro forma amortization for year 2008			$260,413
Amount of depletion historically recorded			(435,595)

Pro forma adjustment required in 2008 for all 2009 divestitures			(175,182)
Less amounts attributable to Encore Transactions and BG Upstream Transaction			117,434

Pro forma adjustment attributable to Sheridan Transaction			$(57,748	) (4)

(1)	Includes amortizable full cost pool for the period specified plus proportionate increases to the full cost pool for ceiling test write-downs not attributable to sold properties and pro forma reductions to the full cost pool for sold properties.
(2)	Excludes proved reserves as of January 1, 2008 included in Encore Transactions, the BG Upstream Transaction and the Sheridan Transaction.
(3)	Excludes production attributable to properties sold in the Encore Transactions, the BG Transaction and the Sheridan Transaction.
(4)	Amount represents the incremental pro forma adjustment related to the Sheridan Transaction after considering adjustments related to the Encore Transactions and the BG Upstream Transaction.

(c)	Pro forma adjustment to reflect proportionate elimination of write-downs of oil and natural gas properties resulting from full cost ceiling limitation tests for the year ended December 31, 2008 attributable to properties sold in the Encore Transactions and the BG Upstream Transaction.

(d)	Pro forma adjustment to reduce accretion of discount on asset retirement obligations for the year ended December 31, 2008 attributable to oil and natural gas properties sold in the Encore Transactions and the BG Upstream Transaction.

(e)	Pro forma adjustment to eliminate interest expense and amortization of deferred financing costs for the year ended December 31, 2008 as a result of reductions in outstanding balances and borrowing base reduction under EXCO’s credit agreements using cash proceeds received from the Encore Transactions and the BG Upstream Transaction as set forth in the following table:

(dollars in thousands)	EXCO Resources Credit Agreement	EXCO Operating Credit Agreement	EXCO Operating Term Credit Agreement		Total
Pro forma reductions in outstanding debt balances in connection with use of proceeds of the Encore Transaction and the BG Upstream Transaction	$200,000	$584,000	$300,000		$1,084,000

Average interest rate during year	4.38%	4.50%	10.00%

Interest expense reduction for 2008	8,760	26,280	13,337	(1)	48,377
Elimination of amortization of deferred financing costs attributable to pro forma debt reductions	203	832	13,597		14,632

Total interest credit adjustment	$8,963	$27,112	$26,934		$63,009

(1)	Represents total interest recorded in 2008 since the EXCO Operating Term Credit Agreement was not entered into until July 15, 2008.

(f)	Pro forma adjustment to reflect reduction of deferred income taxes for the year ended December 31, 2008 attributable to proportionate reduction of goodwill eliminated in conjunction with the sale and gain recognition arising from the Encore Transactions, the BG Upstream Transaction and the Sheridan Transaction.

(g)	Pro forma adjustments to eliminate 50% of operations related to the BG Midstream Transaction and to restate the midstream business segment to the equity method of accounting for our 50% investment in TGGT. EXCO’s retained midstream revenues and expenses (Vernon Field gathering system) are reclassified to gathering and transportation to reflect elimination of EXCO’s midstream business segment.

(h)	Pro forma adjustment to reflect reduction in interest expense and related amortization of deferred financing costs of $292 thousand for the year ended December 31, 2008 as a result of reduction in outstanding balance of $139.0 million to the EXCO Operating Credit Agreement based on an average annual interest rate of 4.5% arising from the BG Midstream Transaction.

(i)	Pro forma adjustment to eliminate oil and natural gas revenues and direct operating costs for the year ended December 31, 2008 with respect to the oil and natural gas properties in the Mid Continent area sold in the Sheridan Transaction.

(j)	Pro forma adjustment to reflect proportionate elimination of write-downs of oil and natural gas properties resulting from full cost ceiling limitation tests for the year ended December 31, 2008 attributable to the Sheridan Transaction.

(k)	Pro forma adjustment to reduce accretion of discount on asset retirement obligations for the year ended December 31, 2008 attributable to oil and natural gas properties sold in the Sheridan Transaction.

(l)	Pro forma adjustment to reflect reduction in interest expense and amortization of deferred financing costs of $499 thousand for the year ended December 31, 2008 as a result of a reduction in outstanding debt of $415.0 million and related contractual modifications in connection with the Sheridan Transaction under the EXCO Resources Credit Agreement based on an average annual interest rate of 4.38% using proceeds received in the Sheridan Transaction.

(m)	Pro forma adjustment to eliminate oil and natural gas revenues and direct operating costs for the nine months ended September 30, 2009 with respect to the oil and natural gas properties sold in the Encore Transactions and the BG Upstream Transaction.

(n)	Pro forma entry to adjust depreciation, depletion and amortization for the nine months ended September 30, 2009 to reflect the sale of oil and natural gas properties included in the Encore Transactions, the BG Upstream Transaction and the Sheridan Transaction as if each sale had occurred on January 1, 2008. The pro forma amortization appropriately reflects a proportionate reduction in capitalized costs resulting from the divestiture transactions and the impact of full cost ceiling test write-downs in the write-down period.

(amounts in thousands, except rate amounts)	Three months ended March 31, 2009		Six months ended September 30, 2009
Amortizable pro forma full cost pool	$1,626,722		$1,377,819	(1)

Pro forma proved reserves at beginning of period	980,871	(2)	957,815	(2)

Pro forma amortization rate per Mcfe	$1.658		$1.439
Pro forma production for applicable periods	23,056	(3)	46,750	(3)

Pro forma full cost period amortization for applicable periods	$38,227		$67,273

Total pro forma amortization for nine months ended September 30, 2009			$105,500
Amount of depletion historically recorded			(167,812)

Pro forma adjustment required in 2008 for all 2009 divestitures			(62,312)
Less amounts attributable to the Encore Transactions and the BG Upstream Transaction			39,767

Pro forma adjustment attributable to the Sheridan Transaction			$(22,545	) (4)

(1)	Includes amortizable full cost pool for the period specified plus proportionate increases to the full cost pool for ceiling test write-downs not attributable to sold properties and pro forma reductions to the full cost pool for sold properties.

(2)	Excludes proved reserves as of January 1, 2009 included in Encore Transactions, the BG Upstream Transaction and the Sheridan Transaction.

(3)	Excludes production attributable to properties sold in the Encore Transactions, the BG Transaction and the Sheridan Transaction.

(4)	Amount represents the incremental pro forma adjustment related to the Sheridan Transaction after considering adjustments related to the Encore Transactions and the BG Upstream Transaction.

(o)	Pro forma adjustment to reflect proportionate elimination of write-downs of oil and natural gas properties resulting from full cost ceiling limitation tests for the nine months ended September 30, 2009 attributable to properties sold in the Encore Transactions and the BG Upstream Transaction.

(p)	Pro forma adjustment to reduce accretion of discount on asset retirement obligations for the nine months ended September 30, 2009 attributable to oil and natural gas properties sold in the Encore Transactions and the BG Upstream Transaction.

(q)	Pro forma adjustment to reflect reduction in interest expense and amortization of related deferred financing costs for the nine months ended September 30, 2009 as a result of reductions in outstanding balance and certain contractual modifications under EXCO’s various credit agreements using cash proceeds received from the Encore Transactions and the BG Upstream Transaction as set forth in the following table:

(dollars in thousands)	EXCO Resources Credit Agreement	EXCO Operating Credit Agreement	EXCO Operating Term Credit Agreement		Total
Pro forma reductions in outstanding debt balances in connection with use of proceeds of the Encore Transactions and the BG Upstream Transaction	$200,000	$584,000	$300,000		$1,084,000
Average interest rate during year	2.436%	2.312%	10.000%

Interest expense reduction for the nine months ended September 30, 2009	3,654	10,127	19,753	(1)	33,534
Elimination of amortization of deferred financing costs attributable to pro forma debt reductions	453	1,344	37,754		39,551

Total interest credit adjustment	$4,107	$11,471	$57,507		$73,085

(1)	Represents total interest recorded in 2009 since the EXCO Operating Term Credit Agreement was paid off on August 14, 2009.

(r)	Pro forma adjustment to reflect reduction of deferred income taxes for the nine months ended September 30, 2009 attributable to proportionate reduction of goodwill eliminated in conjunction with the sale and gain recognition arising from the Encore Transactions, the BG Upstream Transaction and the Sheridan Transaction.

(s)	Pro forma adjustments to eliminate 50% of operations related to the BG Midstream Transaction and to restate the midstream business segment to the equity method of accounting for our 50% investment in TGGT. EXCO’s retained midstream revenues and expenses (Vernon Field gathering system) are reclassified to gathering and transportation to reflect elimination of EXCO’s midstream business segment.

(t)	Pro forma adjustment to reflect reduction in interest expense and related amortization of deferred financing costs of $472 thousand for the nine months ended September 30, 2009 as a result of the reduction of $139.0 million to the outstanding balance of the EXCO Operating Credit Agreement based on an average annual interest rate of 2.312% arising from the BG Midstream Transaction.

(u)	Pro forma adjustment to eliminate oil and natural gas revenues and direct operating costs for the nine months ended September 30, 2009 with respect to the oil and natural gas properties sold in the Sheridan Transaction.

(v)	Pro forma adjustment to reflect proportionate elimination of write-down of oil and natural gas properties resulting from full cost center ceiling limitation tests for the nine months ended September 30, 2009 attributable to properties sold in the Sheridan Transaction.

(w)	Pro forma adjustment to reduce accretion of discount on asset retirement obligations for the nine months ended September 30, 2009 attributable to oil and natural gas properties sold in the Sheridan Transaction.

(x)	Pro forma adjustment to reflect reduction in interest expense and related amortization of deferred financing costs of $1.1 million for the year ended September 30, 2009 as a result of reductions in outstanding debt of $415.0 million and contractual modifications in connection with the Sheridan Transaction under the EXCO Resources Credit Agreement based on an average annual interest rate of 2.436% using proceeds received in the Sheridan Transaction.